Exhibit 10.17

THIRD AMENDMENT TO MASTER VIDEO LOTTERY TERMINAL CONTRACT

This Third Amendment to Master Video Lottery Contract (the “Third Amendment”) is entered into on the 1st day of May, 2013 by and between the Division of Lotteries of the Rhode Island Department of Revenue, an agency of the State of Rhode Island (formally known as the Division of Lotteries of the Rhode Island Department of Administration), with its principal address at 1425 Pontiac Avenue, Cranston, Rhode Island 02920 (the “Division”), and Newport Grand, LLC, a Rhode Island Limited Liability Company, with its principal address at 150 Admiral Kalbfus Road, Newport, Rhode Island 02840 (“Newport Grand”). This Third Amendment amends that certain Master Video Lottery Terminal Contract by and between the Division and Newport Grand dated as of November 23, 2005, as amended by that certain Amendment dated January 25, 2006, that certain First Amendment to Master Video Lottery Terminal Contract by and between the Division and Newport Grand dated December 21, 2010 (the “First Amendment”) and that certain Second Amendment to Master Video Lottery Terminal Contract by and between the Division and Newport Grand dated May 31, 2012 (the “Second Amendment”), (collectively the “Master Contract”). The Division and Newport Grand are referred to herein collectively as the “Parties,” and individually, as a “Party.” This Third Amendment shall take effect as set forth in Section 3 below.

WITNESSETH

WHEREAS, the Division and Newport Grand entered into that certain Master Contract dated as of November 23, 2005, which Master Contract has been amended as indicated above;

WHEREAS, during the 2012 legislative session of the Rhode Island General Assembly, the State of Rhode Island enacted into law 2012- S 3001 Substitute A and 2012 – H 8213 Substitute A as amended, identical bills, both of which are entitled “An Act Relating to Revenue Protection,” and both of which were signed by the Governor of Rhode Island on June 20, 2012, (Copies of both bills are attached hereto as Exhibit A and Exhibit B (“2012 Revenue Protection Act”);

WHEREAS, Section 9 of the 2012 Revenue Protection Act, inter alia, expressly authorizes and empowers the Division to enter into with Newport Grand a Third Amendment to the Master Contract for certain specified purposes as set forth in Section 9(a)(1) of the 2012 Revenue Protection Act; and

NOW, THEREFORE, pursuant to Section 9 of the 2012 Revenue Protection Act and in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the mutual promises, covenants, obligations and conditions herein contained, the Division and Newport Grand hereby agree as follows:

1	Definitions and Interpretation.

1.1	References to the “Agreement” contained in this Third Amendment, the Master Contract, Amendment, First Amendment, and Second Amendment thereto are, or shall be deemed to be, references to the Master Contract, as amended and/or extended by the Amendment, First Amendment, Second Amendment, and this Third Amendment thereto.

1.2	Any capitalized terms used in this Third Amendment but not defined herein shall have the meaning as defined in the Master Contract, Amendment, First Amendment, Second Amendment, and/or applicable law, including but not limited to, the 2012 Revenue Protection Act.

2	Promotional Points Program.

2.1	Pursuant to and in accordance with the authorization granted to the Division in Section 9 of the 2012 Revenue Protection Act, the Master Contract is hereby amended by adding the following definition to Section 1 thereof:

“Initial Promotional Points Program” means that promotional points program authorized by Part B, Section 4(a)(ii) of the 2010 Contracts Act, as amended by Section 8(a)(i) of Article 25 of the 2011 Gaming Act and set forth in Section 4.1 of the First Amendment, and as amended by Section 2.1 of the Second Amendment.

2.2	The Second Amendment is hereby amended by adding the following paragraph to the end of Section 2 thereof:

“Notwithstanding the foregoing, commencing in FY 2013, in addition to the Initial Promotional Points Program, the Division is authorized to grant approval to Newport Grand for a Supplementary Promotional Points Program pursuant to terms and conditions established from time to time by the Division during the term of the Master Contract. The approved amount of Supplementary Promotional Points shall not to exceed six percent (6%) of Newport Grand net terminal income of the Prior Marketing Year. For avoidance of doubt, the aggregate approved amount of Initial and Supplementary Promotional Points Programs, in total, shall therefore not exceed ten percent (10%) of the amount of net terminal income of Newport Grand of the Prior Marketing Year, plus an additional seven hundred fifty thousand dollars ($750,000) pursuant to the same terms and conditions authorized by Chapter 151, Article 25 of the Public Laws of 2011 Section 8(a)(i).”

3	Effective Date.

This Third Amendment shall be effective as of the 1st day of July, 2012.

4	Miscellaneous.

4.1	Except as specifically modified in this Third Amendment, all other terms of the Master Contract, Amendment, First Amendment and Second Amendment shall remain in full force and effect.

2

4.2	This Third Amendment contains the entire agreement by and between the Parties and supersedes and replaces all prior understandings or agreements (if any), oral or written, with respect to the subject matter hereof.

4.3	This Third Amendment may be executed in counterparts, each of which is deemed an original, but when taken together constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused this Third Amendment to be signed by their duly authorized representatives as of the date first set forth above.

Newport Grand, LLC

By:	/s/ Diane S. Hurley

Name:	Diane S. Hurley

Title:	CEO

Division of Lotteries of the
Department of Revenue

By:	/s/ Gerald S. Aubin

Name:	Gerald S. Aubin

Title:	Director

3